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                                                                      EXHIBIT 23

                                     CONSENT

     I hereby consent to the inclusion of my opinion under the caption "United States Tax Consideration" or any similar caption referring to United States taxation and to any reference to me under the caption "Legal Opinions" in any Prospectus Supplement or Pricing Supplement included in the Prospectus included in this Registration Statement.

                                                       /s/ James M. Kalashian
                                                  ------------------------------
                                                  James M. Kalashian
                                                  General Electric Capital
                                                       Corporation
                                                  General Tax Counsel